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                                                                     Exhibit 4.1


                            FORM OF STOCKHOLDER AND
                         REGISTRATION RIGHTS AGREEMENT

    This STOCKHOLDER AND REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of March ___, 1996, is among (a) Friendly Ice Cream Corporation, a Massachusetts corporation (the "COMPANY"), (b) the Lenders listed on the signature pages hereto and any other Lender who becomes a party to this Agreement by executing an Assignment and Acceptance (an "ASSIGNMENT AND ACCEPTANCE") in the form of EXHIBIT H to the Lender Subscription Agreement (as defined herein) or an Instrument of Accession in the form of EXHIBIT I to the Lender Subscription Agreement (collectively, the "LENDERS"), (c) Harrah's Operating Company, Inc., a Delaware corporation ("HARRAH'S"), (d) Investment Limited Partnership, a Delaware limited partnership ("ILP"), (e) Donald N. Smith ("SMITH"), (f) Peter M. Joost ("JOOST"), (g) Larry W. Browne ("BROWNE"; Harrah's, ILP, Smith, Joost and Browne being referred to herein collectively as the "CLASS A STOCKHOLDERS"), (h) Quidnet Partners, a Texas general partnership ("QUIDNET"), (i) Bedrock Asset Trust I, a Delaware business trust, and ML Life Insurance Company of New York, a New York life insurance company (collectively, the "EXISTING WARRANTHOLDERS"), and (j) each other Person who becomes a party to this Agreement by executing an Instrument of Accession (an "INSTRUMENT OF ACCESSION") in the form of SCHEDULE I hereto.

    WHEREAS, the parties hereto wish to set forth their relative rights with regard to the transfer of the Company's securities and certain other matters:

    NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

    Section 1. DEFINITIONS. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

    AFFILIATE. Affiliate means, with respect to any Stockholder, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Stockholder and shall include (a) any Person who is a director or beneficial holder of at least 10% of the then outstanding capital stock (or partnership interests or other shares of beneficial interest) of such Stockholder and Family Members of any such Person, (b) any Person of which such Stockholder or an Affiliate (as defined in clause (a) above) of such Stockholder directly or indirectly, either beneficially owns at least 10% of the then outstanding capital stock (or partnership interests or other shares of beneficial interest) or constitutes at least a 10% equity participant, (c) any Person of which an Affiliate (as defined in clause (a) above) of such Stockholder is a partner, director, officer or


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executive employee, and (d) in the case of a specified Person who is an individual, Family Members of such Person.

    AGENT means The First National Bank of Boston, as Agent under the Agency Agreement, and any successor Agent thereunder.

    AGENCY AGREEMENT has the meaning set forth in the Subscription Agreement.

    ASSIGNMENT AND ACCEPTANCE.  See preamble.

    CHARTER. Charter means the Company's Restated Articles of Organization and all additional restatements or amendments thereto.

    CLASS A COMMON STOCK.  See definition of "COMMON STOCK."

    CLASS A STOCKHOLDERS. Class A Stockholders means Harrah's, ILP, Smith, Joost and Browne and any other person or entity who holds any capital stock of the Company subject to the Class A Stockholder's Agreement.

    CLASS A STOCKHOLDERS' AGREEMENT. Class A Stockholders' Agreement shall mean the FICC Stockholders Agreement dated as of March ___, 1996 by and among the Company, Harrah's, ILP, Smith, Joost and Browne, as in effect from time to time.

    CLASS B COMMON STOCK.  See definition of "COMMON STOCK."

    CLASS C COMMON STOCK.  See definition of "COMMON STOCK."

    CLASS H STOCK. Class H Stock has the meaning specified in the Class A Stockholders Agreement.

    CLASS I STOCK. Class I Stock has the meaning specified in the Class A Stockholders Agreement.

    CLASS S STOCK. Class S Stock has the meaning specified in the Class A Stockholders Agreement.

    COMMON STOCK. Common Stock means (a) the Company's Class A Voting Common Stock, $.01 par value per share (the "CLASS A COMMON STOCK"), (b) the Company Class B Voting Common Stock, $.01 par value per share (the "CLASS B COMMON STOCK"), (c) the Company's Class C Non-Voting Common Stock, $.01 par value per share (the "CLASS C COMMON STOCK"), and (d) any shares of any other class of capital stock of the Company hereafter issued which are (i) not preferred as to


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dividends or assets over any class of stock of the Company, (ii) not subject to redemption pursuant to the terms thereof, or (iii) issued to the holders of shares of Common Stock upon any reclassification thereof.

    COMPANY.  See preamble.

    CREDIT AGREEMENT. Credit Agreement means that certain Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 1, 1996, by and among the Company, as borrower, Dogwood II, Inc., Family Restaurants Franchise, Inc., Friendly's International, Inc., and Dogwood Restaurants, Inc., as guarantors, The First National Bank of Boston, as administrative agent and as collateral agent for itself and the other Lenders referred to therein and as issuing bank with respect to letter of credit, and the Lenders referred to therein, as amended and in effect from time to time.

    EVENT OF DEFAULT. Event of Default has the meaning specified in the Credit Agreement.

    EXISTING STOCKHOLDERS. Existing Stockholders means Quidnet, the Class A Stockholders and the Existing Warrantholders, collectively.

    EXISTING WARRANTHOLDERS.  See preamble.

    EXISTING WARRANTS.  Existing Warrants means the following:

    (a)     Warrant in favor of Smith for 70.68 shares of Class A Common Stock;

    (b)     Warrant in favor of Browne for 6.76 shares of Class A Common Stock;

    (c)     Warrant in favor of ML Life Insurance Company of New York for
            0.68480 shares of Class A Common Stock; and

    (d) Warrant in favor of Bedrock Asset Trust I for 14.29520 shares of Class A Common Stock;

in each case in the form attached as part of SCHEDULE 3.2(B)(I) of the Lender Subscription Agreement, and any warrant or warrants issued upon transfer, exchange or replacement thereof.

    FAMILY MEMBERS. Family Members means, with respect to any individual, any Related Person or Family Trust of such individual.

    FAMILY TRUST. Family Trust means, with respect to any individual, any trust created for the benefit of one or more of such individual's Related Persons and controlled by such individual.


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    INSTRUMENT OF ACCESSION.  See preamble.

    LENDER.  See preamble.

    LENDER SECURITIES. Lender Securities means (a) the shares of Common Stock issued to the Lenders pursuant to the Lender Subscription Agreement, (b) all shares of Common Stock issued or issuable upon conversion of such shares of Common Stock, (c) the Lender Warrants and the shares of Common Stock issued or issuable upon exercise of the Lender Warrants in accordance with their terms,
(d) all shares of Common Stock issued or issuable upon conversion of such shares of Common Stock, (e) [intentionally omitted], (f) all shares of the Company's capital stock issued with respect to such shares by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock. Lender Securities will continue to be Lender Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Lender Securities hereunder, PROVIDED that shares of Lender Securities will cease to be Lender Securities when transferred (i) to the Company, (ii) pursuant to a Public Sale or (iii) to a holder of Other Securities.

    LENDER STOCKHOLDERS. Lender Stockholders means the Lenders for so long as the Lenders hold Lender Securities and any other Person to whom Lender Securities are transferred and who has executed either (A) prior to the Loan Repayment Date, and Assignment and Acceptance or (B) thereafter, an Instrument of Accession, for so long as such Person holds any Lender Securities.

    LENDER SUBSCRIPTION AGREEMENT. Lender Subscription Agreement means the Subscription Agreement, dated as of the date hereof, among the Company, the Lenders named therein, and The First National Bank of Boston, as agent for the Lenders, as in effect from time to time.

    LENDER WARRANTS. Lender Warrants means the Common Stock Purchase Warrant issued to The First National Bank of Boston, as agent for the Lenders, pursuant to the Lender Subscription Agreement, and any warrant or warrants issued upon transfer, exchange or replacement thereof.

    LOAN REPAYMENT DATE. Loan Repayment Date has the meaning specified in the Charter.

    MAJORITY LENDER STOCKHOLDERS. Majority Lender Stockholders means the holders at any time of 51% of the aggregate issued and outstanding shares of Class B Common Stock and Class C Common Stock that at the time constitute Lender Securities for purposes of this Agreement (or, in the event that all of the shares of Class B Common Stock and Class C Common Stock have been automatically converted into Class A Common Stock pursuant to the Charter, the holders of a majority of the Class A Common Stock that at the time constitute Lender Securities for purposes of this Agreement), taken together as a class.


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    MANAGEMENT SECURITIES.  Management Securities means (a) all shares of
Common Stock issued to participants in the Management Stock Plan or the Old Option Plan and (b) all shares of the Company's capital stock issued with respect to such shares by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock. Management Securities will continue to be Management Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Management Securities hereunder, provided that shares of Management Securities will cease to be Management Securities when transferred (i) to the Company (unless such shares are reissued pursuant to the Management Stock Plan), (ii) pursuant to a Public Sale or (iii) to a holder of Other Securities or Lender Securities.

    MANAGEMENT STOCK PLAN. Management Stock Plan has the meaning set forth in the Lender Subscription Agreement.

    MANAGEMENT STOCKHOLDERS. Management Stockholders means the participants in the Management Stock Plan or Old Option Plan for so long as such Persons hold Management Securities and any other Person to whom Management Securities are transferred in compliance with the provisions of the Management Stock Plan and who has executed an Instrument of Accession, for so long as such Person holds any Management Securities.

    OLD OPTION PLAN. Old Option Plan has the meaning set forth in the Lender Subscription Agreement.

    OTHER SECURITIES. Other Securities means (a) the shares of Common Stock held by any of the Existing Stockholders on the date hereof, (b) [intentionally omitted], (c) the Existing Warrants and the shares of Common Stock issued or issuable upon exercise of the Existing Warrants in accordance with their terms,
(d) all shares of Common Stock issued or issuable upon conversion of such shares of Common Stock, (e) [intentionally omitted] and (f) all shares of the Company's capital stock issued with respect to such shares by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock. Other Securities will continue to be Other Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Other Securities hereunder, PROVIDED that shares of Other Securities will cease to be Other Securities when transferred (i) to the Company, (ii) pursuant to a Public Sale or (iii) to a holder of Lender Securities.

    OTHER STOCKHOLDERS. Other Stockholders means the Existing Stockholders for so long as such Person holds Other Securities and any other Person to whom Other Securities are transferred and who has executed an Instrument of Accession, for so long as such Person holds any Other Securities.

    OFFER NOTICE.  See Section 2.2.


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    PERSON.  Person means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, government department or agency or political subdivision thereof.

    PUBLIC OFFERING. Public Offering means any sale of Common Stock pursuant to a public offering registered under the Securities Act.

    PUBLIC SALE. Public Sale means any sale of Common Stock pursuant to a Public Offering or to the public pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

    QUALIFIED PUBLIC OFFERING. Qualified Public Offering has the meaning specified in the Charter.

    QUIDNET.  See preamble.

    REGISTRATION PERIOD. Registration Period means a period of time equal to eighteen months from and after the end of the period of time the Stockholders have agreed not to sell stock of the Company pursuant to lockup agreements entered into in connection with the Company's initial Public Offering; PROVIDED, HOWEVER, that such eighteen-month period shall be tolled during any period in which the Company has elected to delay filing a Registration Statement under
Section 5.2(c) hereof.

    RELATED PERSONS. Related Persons means, with respect to any individual, such individual's parents, spouse, children and grandchildren.

    SECURITIES.  Securities means the Lender Securities and the Other
Securities.

    SECURITIES ACT. Securities Act means the Securities Act of 1933, as amended.

    SPECIAL EVENT OF DEFAULT. Special Event of Default has the meaning specified in the Charter.

    STOCKHOLDERS. Stockholders means, collectively, the Lender Stockholders, the Other Stockholders and Management Stockholders.

    SUBSIDIARY. Subsidiary means any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity's directors (or in the case of a business entity that is not a corporation, for those Persons exercising functions similar to directors of a corporation).


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    TRANSFER.  See Section 2.1.

    VOTING SECURITIES. Voting Securities means, collectively, the Class A Common Stock and the Class B Common Stock.

    Section 2.     [intentionally omitted]

    Section 3.     [intentionally omitted]

    Section 4.     [intentionally omitted]

    Section 5.     REGISTRATION RIGHTS.

    5.1     PIGGYBACK REGISTRATION RIGHTS.

    (a) If, at any time during the Registration Period, the Company proposes to file a Registration Statement in connection with a Public Offering (other than a Public Offering initiated pursuant to the demand registration provisions of Section 5.2) other than its initial Public Offering, the Company will provide written notice thereof to the Stockholders at least sixty (60) days prior to the filing of the first such Registration Statement. For purposes of this Agreement, "REGISTRATION STATEMENT" shall mean a registration statement on the appropriate form in order to register shares of Common Stock under the Securities Act (otherwise than in connection with the registration of shares of Common Stock issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or in a transaction of the type specified in Rule 145(a) under the Securities Act); "UNDERWRITER" or "UNDERWRITERS" shall mean, in the case of a Public Offering under Section 5.1, an underwriter selected by the Company or, in the case of a Public Offering initiated under Section 5.2, an underwriter selected by the Company and approved by Stockholders owning a majority of the Registration Shares to be included in such registration (which approval shall not be unreasonably withheld); and "UNDERWRITERS' MAXIMUM NUMBER" means (for any registration which is an underwritten registration) that number of securities to which such registration should, in the written opinion of the managing Underwriters of such registration in the light of marketing factors, be limited. At the written request of any Stockholder delivered to the Company within fifteen (15) days after the receipt of such notice from the Company, which request shall state the number of shares of Common Stock held by such Stockholder that such Stockholder wishes to sell under the Registration Statement (shares of Common Stock held by any Stockholder


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that are requested to be offered and sold pursuant to this Section 5.1 together with shares of Common Stock that are requested to be offered and sold pursuant to Section 5.2 are herein referred to as "REGISTRATION SHARES"), the Company agrees, subject to Section 5.1(b), to use its best efforts to cause all of the Registration Shares to be registered under the Securities Act on such Registration Statement to the extent and under the conditions such registration is permissible under the Securities Act and the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") thereunder.

    (b)     The number of Registration Shares to be registered pursuant to
Section 5.1(a) for the benefit of any particular Stockholder is subject to mandatory reduction as follows: if, in an underwritten Public Offering, the managing Underwriter(s) thereof advise the Company in writing of an Underwriters' Maximum Number, the Company will include in such registration:

            (i) first, that number of shares that the Company proposes to sell for its own account, and which does not exceed the Underwriters' Maximum Number;

            (ii) second, if the Underwriters' Maximum Number exceeds the number of securities which the Company proposes to offer and sell for its own account (with such excess referred to as the "FIRST AVAILABLE AMOUNT"), that number of Registration Shares requested to be included in such registration by the Management Stockholders, Lender Stockholders and Other Stockholders up to the lesser of (A) the First Available Amount and (B) the total number of Registration Shares requested to be included in such registration by the other Stockholders, Lender Stockholders and Management Stockholders.

The number of shares to be registered pursuant to clause (ii) above with respect to any Stockholder shall be based on the number of Registration Shares requested to be included in such registration by such Stockholder as compared to the total number of Registration Shares requested to be included in such registration by all of the Stockholders referred to in such clause.

    5.2     DEMAND REGISTRATION RIGHTS.

    (a) At any time during the Registration Period either (x) the Stockholders holding a majority of the aggregate number of all outstanding Lender Securities, Management Securities and Other Securities or (y) the Majority Lender Stockholders may by written notice (a "DEMAND") request the Company to file a Registration Statement in order to register all (or any portion as determined by such Stockholders) of the shares of Common Stock owned by such Stockholders. In the event that the Company receives a Demand, the Company will give prompt written notice thereof to all other Stockholders. Subject to paragraph (b) below, the Company will be required to include in such registration all Registration Shares requested to be included in such registration by any other Stockholder responding in writing fifteen (15) days of the Company's notice.


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    (b)     The number of Registration Shares to be registered pursuant to
Section 5.2(a) for the benefit of any particular Stockholder is subject to mandatory reduction, in the event that the managing Underwriter(s) advise the Company of an Underwriter's Maximum Number, as follows: the Company will include in such registration:

            (i) first, the total number of Registration Shares requested to be included in such registration by all Stockholders up to the Underwriter's Maximum Number, with the amount to be registered for the account of any Stockholder not to exceed such Stockholder's PRO RATA portion of the Underwriter's Maximum Number; and

            (ii) in the event the number of shares to be registered pursuant to clause (i) above is less than the Underwriter's Maximum Number, the number of shares the Company wishes to register for its own account.

    (c) Upon receipt of a Demand, the Company shall promptly (and in any event within ninety (90) days) use its best efforts to file such Registration Statement under the Securities Act with respect to the applicable Registration Shares subject to the following

            (i) If the Company has commenced taking action with respect to any financing, acquisition, reorganization or other transaction or development material to the Company, and in the reasonable and good faith opinion of the Company Board, filing a Registration Statement would not be in the best interests of the Company, the Company may delay filing the Registration Statement until the earlier of (A) the termination of activities with respect to any such transaction or development, (B) the consummation or abandonment of any agreement with respect to such transaction or development or (C) ninety (90) days following the Company's receipt of the Stockholder's notice of a Demand pursuant to this Section 5.2.

            (ii) If filing a Registration Statement could require the Company to undergo a special interim audit, and in the reasonable and good faith opinion of the Board of Directors, the cost of such special interim audit would exceed $50,000, the Company may delay filing a Registration Statement until ninety (90) days after the close of the fiscal year in which the request by the applicable Stockholder for registration of shares of Common Stock is made, unless the Stockholders making such Demand agree to reimburse the Company for the cost of such special interim audit.

    In the event that the Company elects to delay filing a Registration Statement in accordance with this Section 5.2, it will promptly notify the Stockholders thereof. The Stockholders responsible


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                                      -10-


for the applicable Demand may, within twenty (20) days following receipt of such notice, decide to withdraw its request that the Company file a Registration Statement, in which case the withdrawn request will not count as an exercise of Stockholder's right to request the Company to file a Registration Statement pursuant to this Section 5.2.

    (d) If the Company so requests, it shall not be required to effect a Public Offering under Section 5.2 for a period not to exceed six (6) months immediately following the date any other Public Offering was commenced and consummated.

    (e) The Stockholders will not be entitled to submit more than one (1) Demand to the Company. No party may require the Company to file any Registration Statement on Form S-1 (or other comparable form adopted by the Commission) unless Form S-3 (or any comparable form adopted by the Commission) is not available for such filing. Any registration initiated by a group of Stockholders pursuant to a Demand pursuant to Section 5.2(a) above shall not, for purposes of this paragraph (e), count as a Demand unless and until such registration shall have become effective and, if such registration is an underwritten offering, at least 80% of the Registration Shares included in such registration (other than any Registration Shares included in any over-allotment option granted to the underwriters) shall have been actually sold. No party may require the Company to file a Registration Statement pursuant to a Demand unless the Registration Statement is one for the registration of Registration Shares having an expected price to the public (determined in accordance with Rule 457 promulgated under the Securities Act) of at least $5,000,000.

    (f) Any registration initiated by Stockholders pursuant to a Demand may be revoked by such Stockholders by giving written notice thereof to the Company at any time before such registration shall have become effective; PROVIDED, HOWEVER, that in the event of such a revocation either such Stockholders shall pay all expenses of such registration required to be paid by the Company pursuant to Section 5, in which case such registration shall not, for purposes of this Section 5.2(a), count as a Demand, or if such Stockholders fail to pay such expenses within a reasonable period of time after receipt of appropriate documentation for such expenses, such registration shall count as a Demand for purposes of this Section 5.2(a).

    5.3     PROCEDURES

    Whenever the Company shall include Registration Shares owned by a Stockholder ("SELLING STOCKHOLDER") in a Registration Statement, the Company shall:

    (i) prepare and file with the Commission a Registration Statement with respect to such Registration Shares and use its best efforts to cause such Registration Statement to become promptly effective and furnish to each Selling Stockholder copies of the Registration Statement and any amendments or supplements thereto and any Prospectus included therein prior to filing;


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                                      -11-


    (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (A) a period of time necessary to permit each Selling Stockholder to dispose of all of such Registration Shares and (B) six (6) months (as appropriately extended to reflect any periods when a Selling Stockholder is not permitted to sell Registration Shares pursuant to such Registration Statement), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such effective period in accordance with the intended methods of disposition by the Selling Stockholders set forth in such Registration Statement and cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

    (iii) Upon request, furnish to each Selling Stockholder such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each a preliminary Prospectus and each Prospectus filed under Rule 424 of the Securities Act) and such other documents as each such Selling Stockholder may reasonably request in order to facilitate the disposition of the Registration Shares owned by each such Selling Stockholder (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by such Selling Stockholder in connection with the offering and Sale of the Registration Shares covered by the Prospectus or any amendment or supplement thereto);

    (iv) use its best efforts to register or quality such Registration Shares under such other securities or blue sky laws of such jurisdictions as determined by the managing Underwriter after consultation with the Company (or, if there is no managing Underwriter, as determined by the Company), use its best efforts to keep such registration or qualification effective, including through new filings, amendments or renewals, during the period such Registration Statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Stockholder to consummate the disposition in such jurisdictions of the Registration Shares; PROVIDED that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv),
            (B) to subject itself to taxation in any such jurisdiction, (C) to consent to general service of process in any such jurisdiction, (D) register or qualify as a broker-dealer in any such jurisdiction or
            (E) to qualify or register in any particular state if such state refuses to permit such registration or qualification because of the expense allocation provisions set forth in Section 5.5;


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                                      -12-


    (v) notify the Selling Stockholders, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any Selling Stockholder, the Company will promptly prepare (and, when completed, give notice to each Selling Stockholder) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registration Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; PROVIDED that upon such notification by the Company, each Selling Stockholder will not offer to sell such Registration Shares until the Company has notified such Selling Stockholder that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to such Selling Stockholder;

    (vi) use its best efforts to cause all such Registration Shares to be listed, prior to the date of the first sale of such Registration Shares pursuant to such registration, on each securities exchange on which similar securities issued by the Company are then listed, and, if not so listed, to be listed with The NASDAQ Stock Market;

    (vii) enter into all such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registration Shares being sold or the Underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registration Shares (including, without limitation, effecting a stock split or a combination of shares);

    (viii) make available for inspection on a confidential basis by any Selling Stockholder, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Selling Stockholder or Underwriter (in each case after reasonable prior notice), all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply on a confidential basis all information reasonably requested by any such Selling Stockholder, Underwriter, attorney, accountant or agent in connection with such Registration Statement;

    (ix) use its best efforts to cause the Registration Shares to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company as may reasonably be necessary to enable the Selling Stockholders or the Underwriter or Underwriters, if any, to consummate the disposition of such Registration Shares;


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                                      -13-


    (x) obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters; and

    (xi) cause the Company's counsel to provide customary legal opinions in connection with such Registration Statement.

    5.4     INDEMNIFICATION

    (a) The Company will indemnify and hold harmless each Stockholder, the officers, directors, partners, and partners of partners of such Stockholder, and each Underwriter of shares of Common Stock sold pursuant to Section 5.1 or 5.2 (and any person who controls such Stockholder or any such Underwriter within the meaning of Section 15 of the Securities Act) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or in any related prospectus, notification or the like and from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar (i) as the same may have been based on information furnished in writing to the Company by such Stockholder or such Underwriter expressly for use therein and used in accordance with such writing or (ii) as such claims, losses, damages, liabilities and expenses result from a breach by a Stockholder of its obligations under Section 5.3(v).

    (b) Each Stockholder, by acceptance of the registration provisions provided herein, agrees to furnish to the Company such information concerning such Stockholder and the proposed sale or distribution as shall, in the opinion of counsel for the Company, be necessary in connection with any such registration or qualification of any shares of stock proposed to be made pursuant to Section 5.1 or 5.2 and to indemnify and hold harmless the Company, its officers and directors, each of its Underwriters and the other Stockholders (and any person who controls the Company or such Underwriters or such other Stockholders within the meaning of Section 15 of the Securities Act and the officers, directors, partners and partners of partners of such Stockholders) against all claims, losses, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact furnished in writing to the Company by such Stockholder expressly for use in connection with such registration or qualification and used in accordance with such writing and from any omission therefrom or alleged omission therefrom of a material fact needed to be furnished or necessary to make the information furnished not misleading; PROVIDED, HOWEVER, that no Stockholder shall have liability under this paragraph (b) in excess of the net proceeds received by such Stockholder from the sale of Registration Shares.

    (c) If any party (the "INDEMNITEE") receives notice of any claim or the commencement of any action or proceeding with respect to which any other party (or parties) is obligated to provide indemnification (the "INDEMNIFYING PARTY") pursuant to this Section 5.4, the Indemnitee shall


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                                      -14-


promptly give the Indemnifying Party notice thereof. If the Indemnitee does not promptly give this notice, the Indemnifying Party shall not be obligated to provide indemnification hereunder to the extent that the liability for which such indemnification is claimed could have been avoided or mitigated if the Indemnitee had promptly given notice to the Indemnifying Party. The Indemnifying Party may compromise, defend or settle, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

    5.5     EXPENSES

    Subject to Section 5.2(f), the Company shall pay all of the expenses in connection with a Public Offering in which a Selling Stockholder participates in accordance with Section 5.1 or 5.2, including, without limitation, costs of complying with federal and state securities laws and regulations, attorneys' and accounting fees of the Company, printing expenses and federal and state filing fees, except that transfer taxes, underwriting commissions, fees and expenses incurred by the Selling Stockholders and fees and disbursements of counsel (if any) to the Selling Stockholders will be borne by the Selling Stockholders.

    5.6     RESTRICTIONS ON PUBLIC SALE BY HOLDERS OF REGISTRATION SHARES.

    (a) Each Stockholder, if the Company or the managing underwriters so request in connection with any underwritten offering subject to the provisions of this Section 5 other than the Company's initial Public Offering, will not, without the prior written consent of the Company or such underwriters, effect any public sale or other distribution of any equity securities of the Company, including any sale pursuant to Rule 144, during the seven (7) days prior to, and during the ninety-day period commencing on, the effective date of such underwritten registration, except in connection with such underwritten registration; PROVIDED that each executive officer and director of the Company and each other person who is also an Affiliate of the Company who, in either case, is a holder of securities of the Company, shall enter into similar agreements; and PROVIDED, FURTHER, that such Stockholder is permitted to include in such registration at least 80% of the Registration Shares requested to be included in such registration by such Selling Stockholder.

    (b) In connection with the Company's initial Public Offering, each Stockholder will not, without the prior written consent of the Company's underwriters in such Public Offering (which consent may be withheld in the sole discretion of such underwriters), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act), other than shares purchased in or after such initial Public Offering that are not "restricted securities" within the meaning of Rule 144 of the Securities Act, or publicly announce such Stockholder's intention to do any of the foregoing during the three hundred sixty-day period commencing on the date of the prospectus relating to such initial Public Offering; PROVIDED that each executive officer and director of the Company and each other person who is also an Affiliate of the Company who, in either case, is a holder of securities of the Company, shall enter into an agreement substantially similar to this Section 5.6(b); and PROVIDED, FURTHER, that, notwithstanding this Section 5.6(b), the Lender Stockholders may, for so long as the restrictions on transfer on Lender Securities set forth in Section 11.1(a) of the Lender Subscription Agreement are in effect, transfer Lender Securities along with a proportional amount of Obligations (as defined in the Credit Agreement) in the manner prescribed in the Credit Agreement and the Lender Subscription Agreement .

    (c)     Notwithstanding anything to the contrary in Sections 5.6(a) and
(b), any Stockholder (other than a Management Stockholder) may transfer equity securities of the Company to any Person that was a Stockholder immediately prior to the sale of Common Stock by the Company in consummation of the Company's initial Public Offering.

    Section 6. NO INCONSISTENT AGREEMENTS. The Company will not enter into any registration rights or other agreement that conflicts with its obligations under this Agreement.

    Section 7. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

    Section 8. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

    Section 9. SUCCESSORS AND ASSIGNS. This Agreement will bind and inure to the benefit of and be enforceable by the Company and the Stockholders and their respective successors and assigns.

    Section 10. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

    Section 11. REMEDIES. The Stockholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

    Section 12. NOTICES. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by telecopier, overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid to the recipient (a) if to any Stockholder, at the address listed for such Stockholder in the stock records of the Company and (b) if to the Company, to 1855 Boston Road, Wilbraham, Massachusetts 01095, Attention: Larry W. Browne. Any such notice shall be effective (i) if delivered personally or by telecopier, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, 3 days after being mailed as described above. The Company agrees to make available to each Stockholder upon request an address list of all Stockholders to ensure correct delivery of all notices hereunder.

    Section 13. AMENDMENT AND WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Majority Lender Stockholders and holders of a majority of the Other Securities then outstanding. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

    Section 14. TERMINATION. The provisions of Section 2 of this Agreement will terminate upon the earliest to occur of (a) the completion of any voluntary or involuntary liquidation or dissolution of the Company or (b) the completion of a Qualified Public Offering. As noted in Section 3.9, the provisions of
Section 3 shall terminate upon the Loan Repayment Date.

    Section 15. GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL

BE GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

    Section 16. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    Section 17. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.